Exhibit 99.2 Commercializing Aerial RidesharingExhibit 99.2 Commercializing Aerial Ridesharing

This investor presentation (this “presentation”) is for informational purposes only. This presentation has been prepared to assist interested parties in making their own evaluation with respect to the proposed transaction (the “Transaction”) between Reinvent Technology Partners (“Reinvent”) and Joby Aero, Inc. (the “Company”), as contemplated in the Agreement and Plan of Merger, dated as of February 23, 2021 (the “Merger Agreement”), by and among Reinvent, the Company and RTP Merger Sub Inc., and for no other purpose. The information contained herein does not purport to be all inclusive. Nothing herein shall be deemed to constitute investment, legal, tax, financial, accounting or other advice. This presentation is being provided for use only by the intended recipient. The information contained herein may not be reproduced or distributed in any format, in whole or in part, without the prior written consent of Reinvent and the Company. Neither Reinvent nor the Company makes any representation or warranty as to the accuracy or completeness of the information contained in this presentation. The information in this presentation and any oral statements made in connection with this presentation is subject to change and is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Reinvent and is not intended to form the basis of any investment decision in Reinvent. Certain information contained herein has been derived from sources prepared by third parties. While such information is believed to be reliable for the purposes used herein, none of the Company or Reinvent, or their respective affiliates, directors, officers, employees, members, partners, shareholders or agents makes any representation or warranty with respect to the accuracy of such information. Fo r ward-Looking Statements Some statements contained in this presentation are forward-looking in nature. Forward-looking statements include, but are not limited to, statements regarding the Company, its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, ar e forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this presentation may include, for example, statements about the Company’s industry and market sizes; future opportunities; expectations and projections concerning future financial and operational performance and results; and the proposed Business Combination, including items such as the implied aggregate value, ownership structure and the likelihood and ability of the parties to successfully consummate the Business Combination. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of Reinvent’s prospectus related to its initial public offering, the proxy statement/prospectus on Form S-4 relating to the Business Combination, which is expected to be filed by Reinvent with the Securities and Exchange Commission (the “SEC”) and other documents filed by Reinvent from time to time with the SEC. These filings identify and address other important risks an d uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. The forward-looking statements contained in this presentation are based on the Company’s current expectations and beliefs concer ning future developments and their potential effects on the Company taking into account information currently available. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of Reinvent and the Company) or other assumptions that may cause the Company’s actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to: the severity and duration of the COVID-19 pandemic; the pandemic’s impact on the U.S. and global economies; federal, state, and local governmental responses to the pandemic; the inability to create, maintain or grow volume and profitability; the inability to obtain relevant regulatory approvals for the operation of the mobility service; the inability to develop or source adequate infrastructure to support the scale of the intended operations; public reluctance in adopting this new form of mobility, or willingness to pay a premium price; inability of theCompany to ramp production adequately to support the scale of the intended operations; inability to reduce end-user pricing over time in order to stimulate sufficient demand to drive expected growth; changes in prevailing interest rates; the inability to obtain sufficient capital to meet operational financing requirements or comply with debt agreements; the inability to measure or estimate the fair value of assets and liabilities; the inability to compete in the highly competitive transportation industry; the inability to manage legal and regulatory examinations and enforcement investigations and proceedings, compliance requirements and related costs; the inability to prevent cyber intrusions and mitigate cyber risks; the inability to achieve or maintain initial and supplemental certifications; and the inability to maintain licenses and other regulatory approvals. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Neither Reinvent nor the Company will undertake any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Forward-looking statements speak only as of the date they are made. Accordingly, you should not put undue reliance on these statements. This presentation is not intended to constitute, and should not be construed as investment advice. An investment in the Company is not an investment in any of our founders’ past investments, companies or funds affiliated wit h them. The historical results of these investments are not indicative of future performance of the Company, which may differ materially from the performance of the founders. S t atement Regarding Non-GAAP Financial Measures This presentation includes EBITDA, which is a supplemental measure that is not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). As a Non-GAAP financial measure, EBITDA excludes items that are significant in understanding and assessing the Company’s financial results or position. Therefore, this measure should not be considered in isolation or as an alternative t o net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should beware that the Company’s presentation of this measure may not be comparable to similarly-titled measures used by other companies. U se of Projections This presentation contains financial forecasts for the Company with respect to certain financial results for the Company’s fiscal years 2021 through 2026. Neither Reinvent’s nor Company’s independent auditors have audited, studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, they did not express an opinion or provide any other form o f assurance with respect thereto for the purpose of this presentation. These projections are forward-looking statements and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncert ain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Important Information and Where to Find It Reinvent intends to file materials related to the proposed Business Combination with the SEC, including a registration statement on Form S-4, which will include a proxy statement/prospectus. The proxy statement/prospectus will be sent to all Reinvent share holders. Reinvent will also file other documents regarding the proposed transaction with the SEC. In vestors and security holders of Reinvent and the Company are urged to read the proxy statement/prospectus and other relevan t documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information about the proposed Business Combination. Investors and security holders will be able to obtain free copies of the proxy statement , prospectus and other documents containing important information about Reinvent and the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Reinvent can be obtained free of charge by directing a written request to Reinvent at 215 Park Avenue, Floor 11, New York, NY. P articipation in Solicitation Reinvent and the Company and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Reinvent shareholders in connection with the proposed Business Combination. Information about Reinvent’s directors and officers and their ownership of Reinvent’s securities is set forth in Reinvent’s filings with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed Buiness Combination may be obtained by reading the proxy statement/prospectus regarding the proposed Business Combination when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph. Tr ademarks Reinvent and the Company own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation may also contain trademarks, service marks, trade names and copyrights of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with Reinvent or the Company, or an endorsement or sponsorship by or of Reinvent or the Company. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this presentation may appear without the TM, SM, ® or © symbols, but such references are not intended to indicate, in any way, that Reinvent or the Company will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks, trade names and copyrights.

Today's Presenters



JoeBen Bevirt
CEO & Chief Architect
Joby
Serial Entrepenuer with Lifelong Passion for Aviation and Engineering
Co-Founder of Velocity11



Paul Sciarra
Executive Chairman
Joby
Co-Founder of Pinterest
Entrepreneur-in-Residence at Andreessen Horowitz



Michael Thompson
CEO & CFO
Reinvent
Founder / Portfolio Manager of BHR Capital



3

Reinvent is Proud to Sponsor Joby: A World-Changing Platform Investment Objectives Venture capital at scale – innovation driven company with uncapped growth potential ✓ At the nexus of impactful and attractive long-term technology trends where we have expertise and believe we can add value (autonomous transportation; clean energy ✓ infrastructure; electric vehicles; growth of marketplaces) Market-leading company delivering products and services that matter in people’s lives ✓ Visionary and bold founder and CEO ✓ Long-term shareholder alignment, including with strategic investors like Toyota and Uber ✓ Business model that benefits from sustained and defensible network effects at scale ✓ 4Reinvent is Proud to Sponsor Joby: A World-Changing Platform Investment Objectives Venture capital at scale – innovation driven company with uncapped growth potential ✓ At the nexus of impactful and attractive long-term technology trends where we have expertise and believe we can add value (autonomous transportation; clean energy ✓ infrastructure; electric vehicles; growth of marketplaces) Market-leading company delivering products and services that matter in people’s lives ✓ Visionary and bold founder and CEO ✓ Long-term shareholder alignment, including with strategic investors like Toyota and Uber ✓ Business model that benefits from sustained and defensible network effects at scale ✓ 4

DeSPAC Structure Aligns Interests for Long-Term Reid Hoffman will serve on the Board of Directors ✓ Up to five-year lock-up on founder shares ✓ Price-based vesting triggers of $12, $18, $24, $32 and $50 per share on founder shares ✓ Senior Joby management and material existing investors subject to lock-up arrangements substantially ✓ similar to the founder shares $100MM+ investment in PIPE from Reinvent investment vehicles ✓ Strong Alignment for Joby and Reinvent to Drive Significant Long-Term Value for Shareholders 5DeSPAC Structure Aligns Interests for Long-Term Reid Hoffman will serve on the Board of Directors ✓ Up to five-year lock-up on founder shares ✓ Price-based vesting triggers of $12, $18, $24, $32 and $50 per share on founder shares ✓ Senior Joby management and material existing investors subject to lock-up arrangements substantially ✓ similar to the founder shares $100MM+ investment in PIPE from Reinvent investment vehicles ✓ Strong Alignment for Joby and Reinvent to Drive Significant Long-Term Value for Shareholders 5

Transaction Summary

Transaction Structure

- Joby and Reinvent are in discussion to combine in order to grow the industry leading aerial ridesharing business as a public company and achieve commercialization for its eVTOL aircraft by 2024
- Restructured founder shares and private warrants to create long-term alignment

Valuation

- Transaction implies a fully diluted pro-forma aggregate value of $4.6Bn (2.3x AV / 2026E Revenue)
- Existing Joby shareholders to roll 100% of their equity and expected to receive 76% of the pro-forma equity[1][2]

Capital Structure

- The transaction will be funded by a combination of Reinvent cash held in a trust account and Committed Funding for an aggregate of up to $1.6Bn[1][2]
- Pro-forma for the transaction, Joby expects to have up to ~$2.0Bn of cash to fund growth and commercialize its operations

Notes:
1. Pro-forma ownership based on $10.00 per share price and excludes potential dilution from out-of-the-money Reinvent warrants and out-of-of the-money founder shares. Pro-forma further assumes no redemptions by Reinvent's existing public shareholders
2. Committed Funding is inclusive of an $835MM fully committed PIPE and a $75MM Uber convertible note which converts immediately prior to transaction closing; the 7.5MM shares to be issued to Uber are excluded from the Equity Consideration to Joby's Existing Investors

6

77

Joby OverviewJoby Overview

Urban Traffic Networks Collapse



1.00
0.75
0.50
0.25
0
4
8km

Congestion is bad
… and getting worse

+ Population urbanization and underfunded infrastructure
+ Ridesharing and delivery increasing ground traffic
+ LA traffic has increased 80% since 1990

+ Average speed drops from 37km/h to 9km/h as congestion increases

Ambühl, L., et al. "The Collapse of Urban Traffic Networks." Berkley Hemnet Lab, 2020

9

Massive Untapped Market Opportunity (1) $500 billion addressable market for the U.S. alone Total global addressable market is north of $1 trillion No tes: 1. Booz Allen Hamilton: Urban Air Mobility (UAM) Market Study – 2018 10Massive Untapped Market Opportunity (1) $500 billion addressable market for the U.S. alone Total global addressable market is north of $1 trillion No tes: 1. Booz Allen Hamilton: Urban Air Mobility (UAM) Market Study – 2018 10

Meet Joby + A pioneering aircraft that has been 10 years in the making + A vertically-integrated business model that sees us both manufacturing and operating the aircraft + A vision to offer flights at the same price as a ground-based taxi 11Meet Joby + A pioneering aircraft that has been 10 years in the making + A vertically-integrated business model that sees us both manufacturing and operating the aircraft + A vision to offer flights at the same price as a ground-based taxi 11

1212

High level 10 years in 150+ mi range 5 Seats 200 mph 65 dBA (with 30 min VFR reserve) 1 pilot 4 passengers redundancy development top speed @ 100m (hover) 13High level 10 years in 150+ mi range 5 Seats 200 mph 65 dBA (with 30 min VFR reserve) 1 pilot 4 passengers redundancy development top speed @ 100m (hover) 13

Step Change Beyond Existing Helicopter Technology ...At a Fraction of the Cost ~100x Quieter Than a Helicopter... Intolerable Electric $393 95 dBA Quiet as a 93 dBA conversation Acoustic signature of 90 dBA 65dBA at hover (1) 65 dBA 4x cost per mile improvement over a helicopter 60 $95 (2) dBA operating a 25mi 40 dBA trip 20 dBA Twin Engine (3) Joby S4 Helicopter Inaudible Operating Cost: 25mi trip No tes: 1. At 100M distance 2. At 500M distance 3. AircraftCostCalculator (Sikorsky S-76C+) – Based on 120mph helicopter block speed 14Step Change Beyond Existing Helicopter Technology ...At a Fraction of the Cost ~100x Quieter Than a Helicopter... Intolerable Electric $393 95 dBA Quiet as a 93 dBA conversation Acoustic signature of 90 dBA 65dBA at hover (1) 65 dBA 4x cost per mile improvement over a helicopter 60 $95 (2) dBA operating a 25mi 40 dBA trip 20 dBA Twin Engine (3) Joby S4 Helicopter Inaudible Operating Cost: 25mi trip No tes: 1. At 100M distance 2. At 500M distance 3. AircraftCostCalculator (Sikorsky S-76C+) – Based on 120mph helicopter block speed 14

Best-In-Class Energy Consumption Average Vehicle (1) Occupancy 4,600 (2) 4.0 (3) (4) ICE car 1.1 1,000 2.5 (4) EV car 1.1 - 20 40 60 80 100 Trip distance Miles No tes: 1. Average occupancy does not include pilot(s) 2. Assumes 4 passenger average occupancy in a 6-person helicopter 3. Internal combustion engine calculated at 32mpg 15 4. https://www.gocarma.com/news/2019/11/7/average-vehicle-occupancy-avo-as-a-key-performance-metric Energy consumption per passenger mile Watt-hour / Passenger mileBest-In-Class Energy Consumption Average Vehicle (1) Occupancy 4,600 (2) 4.0 (3) (4) ICE car 1.1 1,000 2.5 (4) EV car 1.1 - 20 40 60 80 100 Trip distance Miles No tes: 1. Average occupancy does not include pilot(s) 2. Assumes 4 passenger average occupancy in a 6-person helicopter 3. Internal combustion engine calculated at 32mpg 15 4. https://www.gocarma.com/news/2019/11/7/average-vehicle-occupancy-avo-as-a-key-performance-metric Energy consumption per passenger mile Watt-hour / Passenger mile

Los Angeles
Malibu
15 min
Santa Monica
6 min
LAX
8 min
Long Beach
12 min
Anaheim
12 min
Newport Beach
15 min

- **Aerial ridesharing** unlocks the third dimension of transportation
- **5x** faster than driving in major metros [(1)]
- **Fraction of the infrastructure costs** of rail and highway development
- Replicable **worldwide**

Notes:
1. Calculated based on average Joby S-4 speed of 125mph vs. 25mph speed in Los Angeles traffic per Google Maps average travel times at rush hour for each individual trip, averaged across all trips

16

Target Global Markets


Vancouver
San Francisco
Los Angeles
Chicago
Dallas
Houston
New York
Washington, D.C.
Miami
Mexico City
London
Berlin
Paris
Dubai
Seoul
Osaka
Tokyo
Hong Kong
Bangkok
Singapore
Rio de Janeiro
Sao Paulo
Melbourne

Key Criteria for Evaluation → Population Density | Travel Distances and Congestion | Per Capita GDP | Existing Infrastructure | Airport O&D Traffic | Fortune 1000 Presence

17

+ Joby Acquired Uber Elevate in January 2021 Combining Industry Leading eVTOL OEM & Operations De-risk go-to-market + Acquired tools, research and team + Market simulation tools will assist with launch planning + Work alongside a world leading operational launch team from UberCopter De-risk demand generation + Uber/Joby to partner in U.S. launch markets for demand generation + Joby to appear in Uber App on a nonexclusive basis, and vice versa 18+ Joby Acquired Uber Elevate in January 2021 Combining Industry Leading eVTOL OEM & Operations De-risk go-to-market + Acquired tools, research and team + Market simulation tools will assist with launch planning + Work alongside a world leading operational launch team from UberCopter De-risk demand generation + Uber/Joby to partner in U.S. launch markets for demand generation + Joby to appear in Uber App on a nonexclusive basis, and vice versa 18

Illustrative Market Routes Los Angeles Bay Area LAX Pasadena San Francisco DTLA Oakland Mountain View San Jose Newport 19Illustrative Market Routes Los Angeles Bay Area LAX Pasadena San Francisco DTLA Oakland Mountain View San Jose Newport 19

Illustrative Market Routes

Miami


Highland Beach
Boca Raton
Andytown
Weston
Hollywood
Fort Lauderdale
Miami Beach
MIAMI
Cutler Bay

Tri-State Area


Stamford
White Plans
Greenwich
Manhattan
EWR
NEW YORK
JFK
Long Beach

20

FAA Part 23 Certification

World Class Team

Aircraft certified	+25 Aircraft
Aggregate years of experience	+275 Yrs.
Certification experts	+30 People
Designated engineer reps (DERs)	+17 People



Greg Bowles

Head of Government and Regulatory Affairs

Former Co-Chairman of the FAA Part 23 Reorganization Aviation Rulemaking Committee




Unique Program Risk
Joby Today
Joby Early Policy Engagement
Type Certification Application
Certification Basis Defined
Means of Compliance Defined
Certification Plans Accepted
Aircraft PDR
Aircraft CDR
Conforming Component Tests
Conforming Aircraft Tests
Type Inspection Authorization / FAA Flight Tests
Type Certificate

21

Early Revenue Opportunity that Reduces Technology Risk

Dual airworthiness tracks with the Department of Defense & the FAA

+ $40MM+ in Contracts secured with an estimated $120MM+ in progress
+ Operations in line with FAA certification & future commercial operations
+ Provides real-time operational data for FAA certification
+ 3 Government Entity Clients
+ Military Flight Release Granted – December 10th '20

> "We are announcing a world's first. Joby Aviation is receiving the first military airworthiness approval for an electric vertical takeoff and landing aircraft."

– Dr. Will Roper, U.S. Air Force & Space Force Acquisition, Technology & Logistic Chief

22

Preparation for Scaled Manufacturing + Identified facility locations + Acquired site for initial production + Developed in-house tooling + Strategic partnership since Series C in January 2020 brings world leading scaled manufacturing experience & quality to eVTOL sector + Scaled production setup experience + Deep understanding of automation + Technical resource for production 23Preparation for Scaled Manufacturing + Identified facility locations + Acquired site for initial production + Developed in-house tooling + Strategic partnership since Series C in January 2020 brings world leading scaled manufacturing experience & quality to eVTOL sector + Scaled production setup experience + Deep understanding of automation + Technical resource for production 23

2020 Received certification basis Aircraft design lock 2021 Anticipated timeline Certification component level testing to certification and commercialization FAA certification flight test 2022 Ahead of the Demonstration service in select markets competition Mass production facility comes online 2023 FAA Type Certification issued Commercial service launch in initial markets 2024 Global commercial service launched 242020 Received certification basis Aircraft design lock 2021 Anticipated timeline Certification component level testing to certification and commercialization FAA certification flight test 2022 Ahead of the Demonstration service in select markets competition Mass production facility comes online 2023 FAA Type Certification issued Commercial service launch in initial markets 2024 Global commercial service launched 24

Seasoned Management Team with Decades of Experience



JoeBen Bevirt
CEO & Chief Architect



Bonny Simi
Head of Air Ops & People



Kate DeHoff
General Counsel & Corporate Secretary



Gregor Veble
Chief Aerodynamicist



Rob Thodal
Head of Airframe



Paul Sciarra
Executive Chairman



Eric Allison
Head of Product



Joe Brennan
Head of Manufacturing



Jon Wagner
Head of Powertrain



Greg Bowles
Head of Government and Regulatory Affairs

BELL · LOCKHEED MARTIN · BAE SYSTEMS · Gulfstream · TESLA · BOEING · CIRRUS · NORTHROP GRUMMAN

25

Strong Existing Investor Base 26Strong Existing Investor Base 26

Built Deep Competitive Moat + Expect to be first to market with the right aircraft + 4 passenger aircraft to optimize unit economics + Significant progress in certification + Well developed go-to-market strategy enhanced through Uber Elevate acquisition + World class engineering and certification team + FAA Part 23 general aviation certification enables global reach 27Built Deep Competitive Moat + Expect to be first to market with the right aircraft + 4 passenger aircraft to optimize unit economics + Significant progress in certification + Well developed go-to-market strategy enhanced through Uber Elevate acquisition + World class engineering and certification team + FAA Part 23 general aviation certification enables global reach 27

Financial OverviewFinancial Overview

Attractive Unit Economics and Payback on Each Aircraft Joby Service Unit Economics in 2026E Contribution Margin and Payback Analysis Attractive Payback Period Across Varying Load and Aircraft Cost Assumptions $MM Years 2.2 Passenger Load Factor (0.9) 1.8 2.3 2.8 3.3 (0.1) (0.2) (0.1) 1.0 $0.9MM 1.6 0.9 0.6 0.5 $1.3MM 2.4 1.3 0.9 0.7 (1) Annual Net COGS OpEx Depreciation Interest Contribution Revenue Per Margin Plane $1.5MM 2.7 1.5 1.0 0.8 Payback Period in 2026E (2) $1.8MM 3.3 1.8 1.2 0.9 Fully Burdened Aircraft Production Cost 1.3 Contribution Margin Per Aircraft 1.0 $2.1MM 3.8 2.1 1.4 1.1 Payback Period ~1.3 years in 2026E No tes: 1. COGS includes maintenance costs, fully burdened pilot costs, landing fees, battery replacement costs, and fleet management an d customer service staff costs 2. Inclusive of manufacturing costs only for 2026E as financing costs are built into contribution margin 29 Fully Burdened Aircraft CostAttractive Unit Economics and Payback on Each Aircraft Joby Service Unit Economics in 2026E Contribution Margin and Payback Analysis Attractive Payback Period Across Varying Load and Aircraft Cost Assumptions $MM Years 2.2 Passenger Load Factor (0.9) 1.8 2.3 2.8 3.3 (0.1) (0.2) (0.1) 1.0 $0.9MM 1.6 0.9 0.6 0.5 $1.3MM 2.4 1.3 0.9 0.7 (1) Annual Net COGS OpEx Depreciation Interest Contribution Revenue Per Margin Plane $1.5MM 2.7 1.5 1.0 0.8 Payback Period in 2026E (2) $1.8MM 3.3 1.8 1.2 0.9 Fully Burdened Aircraft Production Cost 1.3 Contribution Margin Per Aircraft 1.0 $2.1MM 3.8 2.1 1.4 1.1 Payback Period ~1.3 years in 2026E No tes: 1. COGS includes maintenance costs, fully burdened pilot costs, landing fees, battery replacement costs, and fleet management an d customer service staff costs 2. Inclusive of manufacturing costs only for 2026E as financing costs are built into contribution margin 29 Fully Burdened Aircraft Cost

Base Financial Plan Underpinned by Significant Progress to Date

Base Case

- 2-3 city initial rollout starting in 2024 and achieving scale by 2026
- Add newer cities only after meaningful penetration of initial rollout cities

Potential Upside Levers

- More efficient scaling of manufacturing
- Faster reduction in Revenue per Available Seat Mile ("RASM")
- Improvement in energy density for energy storage
- Faster global adoption of advanced transportation technology than in the U.S.
- Utilization upside to drive improvement in plane unit economics

Significant Progress Towards Our Business Plan

- Significant data assets from Uber Elevate with leading operational launch team
- World-class engineering and certification team
- Route-by-route demand analysis for target launch cities
- Streamlined certification process with FAA under Part 23 that will have global acceptability
- Identified and acquired manufacturing facilities including factory location and land
- Majority of components and tooling designed in-house

30

Capital Raise Expected to Fund Commercialization in 2024

No Anticipated Further Capital Needs Beyond SPAC and PIPE Transaction to Begin Operations

	2021E	2022E	2023E	2024E	2025E	2026E
Income Statement Items						
Total Revenue	-	-	-	131	721	2,050
Growth (%)					*450%*	*185%*
Recurring Aircraft Revenue [1]	-	-	-	-	186	796
New Aircraft Revenue	-	-	-	131	535	1,254
Recurring Aircraft Revenue Contribution (%)					*26%*	*39%*
(-) Cost of Goods Sold [2]	-	-	-	55	304	867
Gross Profit	–	–	–	76	417	1,183
Gross Profit Margin (%)				*58%*	*58%*	*58%*
Adjusted EBITDA [3]	(151)	(190)	(165)	(69)	185	824
Adjusted EBITDA Margin (%) [3]					*26%*	*40%*
Total Capex	58	68	166	552	903	1,444
Depreciation & Amortization	3	7	19	47	113	219
Assumptions						
Revenue Generating Aircraft (Average)	2	7	26	141	413	963
Number of Cities	-	-	-	1	2	3

Notes:
1. Recurring Aircraft Revenue = Prior Year Average Aircraft * Current Year Revenue per Plane; Joby Service segment only
2. COGS includes pilot costs, maintenance labor and parts costs, fleet management and customer service staff costs, and battery replacement costs
3. Adjusted EBITDA is a non-GAAP financial metric defined by us as net loss or gain before interest expense, provision for income taxes, depreciation and amortization expense, and stock based compensation

31

Key Assumptions and Performance Indicators in 2026

Joby Service

Aircraft

- Average of **963** total aircraft (**850** in Service segment)
- Fully loaded manufacturing cost of **$1.3MM** per aircraft
- Average useful life of **~50k** flight hours which equates to over 15 years

Utilization

- **~7** hours spent in flight per day with **~12** operating hours [1]
- **~12.4MM** total flights per year with **~35.4k** flights per day
- Average trip length of **24** miles
- Load factor of **2.3** passengers per trip

Bottoms-Up Cost Analysis

- Fully loaded annual COGS, operating expense, depreciation, and interest of **$1.2MM** per aircraft
  - COGS includes pilots, landing fees, customer service, and maintenance
  - Operating expenses includes SG&A
- Fully burdened CASM of **$0.86** [2]

Revenue & Payback

- Net revenue of **$2.2MM and $1.0MM** annual profit per plane
- Based on $1.3MM cost, payback period of **~1.3** years
- Price point of **$3.00** per seat mile (**$1.73** RASM at full load factor) is cheaper than Uber Black for an individual

Notes:
1. Assumes 14 operating hours per weekday and 8 operating hours per weekend day
2. CASM = (COGS plus operating expense plus depreciation) / Total Available Seat Miles of 1,188MM

32

Transaction Overview

Sources and Uses and Pro-Forma Ownership with $910MM of Committed Funding [1]

Sources	
Rollover Equity	$5,000
Reinvent Cash Held in Trust	690
Committed Funding [1]	910
Total Sources	**$6,600**

Uses	
Cash Proceeds to Joby [2]	$1,528
Equity Consideration to Joby Existing Investors	5,000
Estimated Transaction Costs	72
Total Uses	**$6,600**

$MM, except per share data

Pro-Forma Valuation	
Share Price	$10.00
Pro-Forma Shares Outstanding [2]	660
Equity Value	**$6,600**
+ Debt	3
- Net Cash [3]	(1,974)
Aggregate Value	**$4,629**

Illustrative Pro-Forma Ownership [2]



SPAC Public Holders 10%
PIPE Holders [1] 14%
Existing Holders 76%

Notes:
1. Committed Funding is inclusive of an $835MM fully committed PIPE and a $75MM Uber convertible note which converts immediately prior to transaction closing; the 7.5MM shares to be issued to Uber are excluded from the Equity Consideration to Joby's Existing Investors
2. Pro-forma shares outstanding based on $10.00 per share price and excludes potential dilution from out-of-the-money Reinvent warrants and out-of-the-money founder shares. Pro-forma further assumes no redemptions by Reinvent's existing public shareholders. Private warrants restructured to match public warrant terms
3. Includes $446MM of existing Joby cash and cash equivalents as of December 31, 2020 and $1,528MM of net proceeds to be added to Joby's balance sheet

33

Analogous Autonomous Ridesharing Precedents Validates Valuation Upside

+ Recent validations from autonomous ridesharing precedents
+ Large, untapped addressable markets
+ Pre-commercialization phase
+ Service-based models with strong network effect
+ Specialized hardware
+ Significant ability to scale

cruise

Valuation Across Last Five Rounds
$Bn



30
20
10
-
$1Bn
$12Bn
$15Bn
$19Bn
$30Bn
2016
2018
2018
2019
2021

Lead Investor:	GM	SoftBank	HONDA	T. Rowe Price / Capital World Investors	Microsoft
Employee Count:	35	~350	~350+	1,500	1,650+

WAYMO

Latest Valuation
$Bn



$31Bn
2020

+ **Waymo and its autonomous taxi business** was most recently valued at **$31Bn**
+ Service based model, with limited vertical integration
+ Low margins given expectation for continued aggressive growth

Source: PitchBook

34

Vertically Integrated Model Will Provide for Strong Growth and Margins

Joby Boasts Substantial Scale of up to ~4x Other Emerging Technology Winners

'25E Revenue ($Bn)

■ Emerging Technology Winners ■ Disruptive Transportation ■ Vertically Integrated Platforms

Revenue Growth

2025E Peer Revenues and 2021E-2025E CAGR unless otherwise noted



0.7
2.1
485%
185%
2025E
2026E
Joby (1)
3.2 (2)
0.9
0.5
0.8
512%
199%
149%
132%
Median: 174%
(2)
(3)
LUMINAR
18.6
209.4
8.3
39.7
39%
38%
26%
22%
Median: 32%
NIO
Uber
174.3
51.2
114.7
17%
14%
13%
Median: 14%
Tencent 腾讯
NETFLIX

EBITDA Margin

2025E Peer EBITDA Margin unless otherwise noted



26%
40%
2025E
2026E
Joby (1)
39%
37%
28%
25%
Median: 32%
(3)
LUMINAR
(2)
17%
17%
13%
8%
Median: 15%
Uber
NIO
35%
32%
25%
Median: 32%
Tencent 腾讯
NETFLIX

Source: Wall Street Research Estimates as of January 26 2021, Investor Presentations

Notes:
1. Joby Revenue growth shown year-over-year for 2025E and 2026E. Revenue and Adjusted EBITDA margin as of 2025E and 2026E respectively. Adjusted EBITDA is a non-GAAP financial metric defined by us as net loss or gain before interest expense, provision for income taxes, depreciation and amortization expense, and stock based compensation
2. Revenue growth CAGR calculated from 2025E-2028E; revenue and EBITDA margin as of 2028E
3. Estimates based on investor presentation at time of transaction announcement

35

Joby Valuation Consistent with High Growth, Disruptive Companies…

…And Conservative on a Cash Flow Basis


Current AV / 2025E Revenue
x
6.4x
2.3x
2025E
2026E
Joby (1)
18.5x
16.4x
Median: 11.5x
6.7x
3.4x
LUMINAR
QuantumScape (2)
AEVA (3)
5.3x
4.6x
2.5x
1.7x
Median: 3.5x
NIO
Uber
lyft
5.0x
4.5x
3.2x
Median: 4.5x
NETFLIX
Tencent 腾讯
Disney


Current AV / 2025E EBITDA
x
25.0x
5.6x
2025E
2026E
Joby (1)
67.1x
44.0x
Median: 35.2x
26.4x
8.7x
LUMINAR
QuantumScape (2)
AEVA (3)
69.3x
36.6x
Median: 25.6x
14.7x
9.9x
NIO
Uber
lyft
Median: 13.7x
14.4x
13.7x
12.7x
NETFLIX
Tencent 腾讯
Disney
Emerging Technology Winners
Disruptive Transportation
Vertically Integrated Platforms

Source: Wall Street Research Estimates as of January 26, 2021, Investor Presentations

Notes:
1. Assumes pro-forma aggregate value of $4.6Bn. Adjusted EBITDA is a non-GAAP financial metric defined by us as net loss or gain before interest expense, provision for income taxes, depreciation and amortization expense, and stock based compensation
2. Based on 2028E estimates
3. Aggregate value based on InterPrivate Acquisition Corp's share price as of January 26, 2021, AEVA's pro-forma shares outstanding and net debt from the time of announcement. Revenue and EBITDA estimates based on investor presentation at time of transaction announcement

36

Cash Flows Support Attractive Entry Point for Investors

Present Value of Future Aggregate Value at an Illustrative 20% Discount Rate

+ Applies a 25-30x AV / EBITDA multiple range to Joby's 2026E EBITDA to arrive at an Implied Future Aggregate Value
+ The applied multiple range is representative of the long-term valuation of premier vertically integrated platforms
+ Implied Future Aggregate Value is discounted 4.75 years back at an illustrative 20% rate to arrive at an Implied Current Aggregate Value

Discounted Aggregate Value Analysis
$Bn


$24.7Bn
$20.6Bn
$10.4Bn
$8.7Bn
$4.6Bn
25-30x 2026E Adjusted EBITDA(1)
Implied Notional Aggregate Value
25-30x 2026E Adjusted EBITDA(1)
Implied Current Aggregate Value at 20% Discount Rate
2.3x 2026E Revenue
Post-Money Aggregate Value

Significant potential for continued value creation as market matures and Joby rolls out to additional cities

37

Notes:
1. Adjusted EBITDA is a non-GAAP financial metric defined by us as net loss or gain before interest expense, provision for income taxes, depreciation and amortization expense, and stock-based compensation

Long-Term Targets in Line with Joby’s Mission In Approximately 10 Years, Joby Estimates to Have + ~14K vehicles generating ~$20Bn Revenue + ~5Bn miles flown + Presence in over 20 cities worldwide + Adjusted EBITDA margin of ~35% + ~50%+ recurring aircraft revenue contribution Reinforcing Competitive Advantage Over Time + Joby is positioned to be the world’s leading operator of aerial ridesharing vehicles 38Long-Term Targets in Line with Joby’s Mission In Approximately 10 Years, Joby Estimates to Have + ~14K vehicles generating ~$20Bn Revenue + ~5Bn miles flown + Presence in over 20 cities worldwide + Adjusted EBITDA margin of ~35% + ~50%+ recurring aircraft revenue contribution Reinforcing Competitive Advantage Over Time + Joby is positioned to be the world’s leading operator of aerial ridesharing vehicles 38

Joby exists to save a billion people an hour a day

- Key megatrends: sustainability, urbanization, and new mobility technologies
- Massive global TAM
- Vertically integrated on-demand business model generates recurring revenue
- Zero emissions, quiet, electric, piloted aircraft in FAA certification process
- World class technical & certification team of 600+ employees
- Pre-service revenues from government contracts de-risk commercialization
- Compelling unit economics: 45% contribution margin & less than 2-year aircraft payback
- Strong partners & investors: Toyota, Uber, Department of Defense, and more
- Plan to commercialize aerial ridesharing in a phased roll-out by 2024

39

4040